Exhibit 3.56

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“G4 ACQUISITION CORP.”, A DELAWARE CORPORATION,

WITH AND INTO “G4 ANALYTICS, INC.” UNDER THE NAME OF “G4 ANALYTICS, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIRST DAY OF FEBRUARY, A.D. 2013, AT 12:09 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
3396668 8100M	AUTHENTICATION: 0186796
130119582	DATE: 02-01-13

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:12 PM 02/01/2013 FILED 12:09 PM 02/01/2013 SRV 130119582 – 3396668 FILE

CERTIFICATE OF MERGER OF

G4 ACQUISITION CORP. INTO

G4 ANALYTICS, INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “State”),

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
G4 Analytics, Inc.	Delaware
G4 Acquisition Corp.	Delaware

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State.

THIRD: That the name of the surviving corporation of the merger is G4 Analytics, Inc.

FOURTH: That the certificate of incorporation of the surviving corporation shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and made a part hereof.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 5705 Mohican Place, Bethesda, MD 20816.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

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IN WITNESS WHEREOF, the undersigned surviving corporation has caused this Certificate to be signed by its authorized officer this 31st day of January, 2013.

G4 ANALYTICS, INC.

By:	/s/ Richard Hall

Name:	Richard Hall

Title:	CEO

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

G4 ANALYTICS, INC.

1. The name of the corporation is G4 Analytics, Inc.

2. The address of its registered office in the State of Delaware is 615 South DuPont Highway, in the City of Dover, County of Kent, Zip Code 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) with a par value of $0.01 per share. All such shares are of one class and are shares of common stock.

5. The corporation is to have perpetual existence.

6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

7. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

8. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

9. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit or eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If there is any amendment or revocation of this provision, the liability of any director for any action taken prior to the amendment or revocation will not be affected thereby.

10. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law-permitted the corporation to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith. An indemnitee shall also have the right to be paid by the corporation the expense (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition to the extent permitted by the Delaware General Corporation Law. No amendment or repeal of this provision shall apply to or have any effect on the rights of indemnification of any indemnitee with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.